Exhibit 99.1

On2 Technologies Reports Filing of Forms 10-K and 10-Q
Schedules Investor Conference Call for 8:00 a.m. ET, Thursday, July 3rd

Tarrytown, NY, (July 1, 2008) - On2 Technologies, Inc. (AMEX: ONT), a leader in video compression solutions, today announced that it has filed its forms 10-K and 10-Q with the Securities and Exchange Commission (SEC) for the periods ended December 31, 2007 and March 31, 2008, respectively, and is now current with its SEC periodic reporting obligations.

The Company also announced that management will host a conference call to discuss its full fourth quarter 2007 and first quarter 2008 financial results, before market open on Thursday, July 3, 2008. Both the conference call and live webcast will begin at 8:00 a.m. ET. The earnings release and related financial information to be discussed during the call will be available on the Company’s website at http://www.on2.com/index.php?480.

What: On2 fourth quarter 2007 and first quarter 2008 financial results conference call

When: Thursday, July 3, 2008

Time: 8:00 a.m. ET

Live Call:	(877) 407-9210, domestic
(201) 689-8049, international

Replay:	(877) 660-6853
(201) 612-7415
Replay Passcodes: Account #: 286
Conference ID #: 290378

Webcast: http://www.vcall.com/IC/CEPage.asp?ID=131719 (live and replay)

About On2
On2 creates advanced video compression technologies for desktop and wireless. Powering the video in many of today’s leading web and mobile applications and devices, On2's customers include: Nokia, Infineon, MediaTek, Sony, Facebook, Brightcove, Move Networks, Adobe and Skype. On2 Technologies is headquartered in Tarrytown, NY USA. For more information please visit www.on2.com.

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